SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                  June 23, 1997
                (Date of Report; Date of Earliest Event Reported)



                           PolyMedica Industries, Inc.
             (Exact name of registrant as specified in its charter)


                                  Massachusetts
                 (State or other jurisdiction of incorporation)


            1-13690                                 04-3033368
    (Commission File Number)           (I.R.S. Employer Identification No.)


                  11 State Street, Woburn, Massachusetts 01801
               (Address of Principal Executive Offices) (Zip Code)


                                 (617) 933-2020
              (Registrant's Telephone Number, Including Area Code)

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INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events.

Effective June 23, 1997, PolyMedica Industries, Inc. (the "Registrant") and PolyMedica Industries (UK) Limited, a subsidiary of the Registrant, entered into a definitive Asset Purchase Agreement (the "Agreement") with Innovative Technologies Group Plc, a United Kingdom public company ("IT"), and certain subsidiaries of IT, relating to the sale of the Registrant's institutional wound care business (the "Business"). Pursuant to the Agreement, IT will purchase the Business from the Registrant for consideration consisting of (i) $9 million in cash, (ii) a $4 million promissory note and (iii) up to $4.5 million in additional contingent consideration. The closing of the transactions contemplated by the Agreement is contingent upon the approval of the shareholders of IT and other customary conditions to closing.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   POLYMEDICA INDUSTRIES, INC.




                               By: /s/ Steven J. Lee
                                   Steven J. Lee
                                   Chairman of the Board of Directors, and
                                   Chief Executive Officer



Dated:  June 23, 1997

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